EXHIBIT 1.01

Conflict Minerals Report

This is the Conflict Minerals Report of Spectrum Brands Holdings, Inc. and its consolidated subsidiaries, including SB/RH Holdings, LLC and its consolidated subsidiaries (the “Company,” “Spectrum,” “we,” “us,” or “our”), for January 1, 2023 through December 31, 2023 (“Calendar Year 2023”) in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”). Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions of the terms used in this Report, unless otherwise defined herein.

Applying the Dodd-Frank Act to Spectrum Brands Holdings, Inc.

The Securities and Exchange Commission’s (the “SEC”) conflict minerals rules require a three-step compliance approach. The first step is determining applicability of the conflict minerals rules to Spectrum; the second step is a reasonable country of origin inquiry (“RCOI”) to determine whether we have reason to believe that conflict minerals from the Democratic Republic of Congo (the “DRC”) or adjoining countries (the “Covered Countries”) that are necessary to the functionality or production of products manufactured by us, or contracted to be manufactured by us, are present in our products; and the third step (referred to as “due diligence” in the SEC rules) is to determine the source and origin of any such conflict minerals and the facilities in which they were processed.

As a downstream company, Spectrum is several tiers removed from mining operations and smelters or refiners (“SORs”) in dealing with its direct suppliers. Spectrum hired a third-party provider to assist it in performing conflict mineral supply chain due diligence (the “Provider”). Using our Provider as well as our supply chain due diligence processes and focusing on accountability within the supply chain by using the industry standard Responsible Minerals Initiative’s (“RMI”) Conflict Minerals Reporting Template (“CMRT”) and reaching out to our suppliers, we hope to gain greater transparency in our supply chain.

Due Diligence Framework and Resources

Spectrum undertook due diligence to determine if conflict minerals were necessary to the production or functionality of its products. In conducting its due diligence, Spectrum implemented the Organization for Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Framework”), an internationally recognized due diligence framework, and related supplements for each of the conflict minerals. Accordingly, the steps taken by Spectrum in preparing this Conflict Minerals Report were in accordance with the OECD Framework. As such, we used the RMI’s CMRT, which includes standard supply chain survey and information tracking methods to: (i) determine if our manufactured products contained conflict minerals necessary to their functionality or production, (ii) perform a RCOI to determine whether such minerals originated in the DRC or a Covered Country, or are from recycled or scrap sources, and (iii) assess our supply chain’s adherence to due diligence measures stated by the OECD Framework.

Reasonable Country of Origin Inquiry

Our Steering Committee reviewed the products manufactured or contracted to be manufactured by the Company in order to determine which products might contain conflict minerals that are necessary to their functionality or production; the list of products is contained on Attachment A to this Conflict Minerals Report. The Company conducted this review at a product level. A list of the suppliers determined to be in-scope for purposes of the conflict minerals rules was compiled and the RCOI was conducted as follows:

a.	Spectrum sent initial inquiries to 136 suppliers and instructed them to complete the CMRT and return it to Spectrum.
b.	During Fiscal Year 2024 (October 1, 2023 through September 30, 2024) (“Fiscal Year 2024”), Spectrum hired the Provider to engage its suppliers to collect information about the presence and sourcing of conflict minerals used in the products and components supplied to Spectrum in the
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Calendar Year 2023 and by doing so add more transparency to Spectrum’s supply chain with the ultimate goal of identifying the related smelters or refiners and associated mine countries of origin.

c.	Spectrum and the Provider conducted up to eight follow-up inquiries of the initially unresponsive suppliers.
d.	Spectrum and the Provider also conducted follow-ups with suppliers for further information if initial responses were incomplete or unclear.
e.	Spectrum performed follow-ups (up to two times) with suppliers who returned an incomplete CMRT; all issues were addressed.
f.	The Provider also evaluated the completed CMRTs for plausibility, consistency and gaps. Additional supplier contacts were conducted to attempt to resolve “quality control” flags, such as: (a) Smelters or Refiners (SORs) were not provided for a used metal, (b) Supplier listed one or more SORs for an unused metal, (c) supplier indicated that it had not identified all SORs for the in-scope products, (d) supplier indicated it had not received conflict minerals data for each metal from all of its relevant suppliers, or (e) supplier indicated that all of its conflict minerals were from recycled or scrap sources, but one or more of the SORs listed are not known to be exclusive recyclers.
g.	After follow-up, Spectrum had a 90% supplier response rate, with 29.41% of the responding suppliers indicating that one or more of the conflict minerals are necessary to the functionality or production of the products they supply to Spectrum.

Due Diligence Steps Performed

1.	Steps Taken to Establish Strong Company Management Systems
a.	Spectrum continued disseminating conflict minerals information and updates through its Steering Committee, which implements and manages Spectrum’s conflict minerals compliance program.
b.	Spectrum is committed to sourcing components and materials from companies that share its values about human rights, ethics and environmental responsibility. Spectrum’s employees and the Steering Committee continue to enforce its Conflict Minerals Policy, which is available on the Company’s website at https://spectrumbrands.com/about-us/our-company/corporate-compliance/conflict-minerals.html. As required by our Conflict Minerals Policy, all of our suppliers are required to sign Spectrum’s Supplier Code of Conduct, which includes requirements relating to conflict minerals and responsible sourcing. A copy of Spectrum’s Supplier Code of Conduct can be found at https://www.spectrumbrands.com/about-us/suppliers/supplier-code-of-conduct.html. Spectrum’s Supplier Code of Conduct (the “Code”) incorporates requirements related to conflict minerals so that current and future suppliers are obligated to comply with Spectrum’s policies on conflict minerals, including participation in related due diligence activities.
c.	Spectrum educates its employees and, in addition the Steering Committee, disseminates conflict minerals information through division heads, supply chains, and sales forces.
d.	Spectrum maintains a grievance mechanism to enable the reporting of grievances related to conflict minerals and other supply chain matters.
e.	Spectrum retains conflict minerals program documentation in accordance with the Company’s record retention policies.
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2.	Steps Taken to Identify Risks in the Supply Chain and Strategies to Respond to Identified Risks.
a.	Spectrum identified the products it manufactured or contracted to manufacture in Calendar Year 2023.
b.	Spectrum identified 40 suppliers from whom it purchases components used in the production of those products, and which could contain conflict minerals necessary to the functionality or production of such products and solicited information from such suppliers as part of its RCOI. Spectrum, with the assistance of the Provider, compared the list of the SORs collected to the Provider’s SOR database, which incorporates information from the lists publicly published by the RMI. Attached hereto as Exhibit A is a list of SORs identified by our suppliers with valid smelter certification identification numbers.

Spectrum performed, and continues to perform, risk mitigation efforts to bring suppliers into conformity with its Conflict Minerals Policy and contractual requirements. These efforts included working with direct suppliers during Spectrum’s supplier meetings to consider alternative sources of components or supplying components which contain conflict minerals from OECD-conformant sources based on the internationally recognized certifications. Spectrum publicly communicated its Conflict Minerals’ Policy on its website at https://spectrumbrands.com/about-us/our-company/corporate-compliance/conflict-minerals.html.

3.	Carry out independent third-party audit of smelter/refiner due diligence practices.

The Company uses information provided by independent third party audit programs, including the (RMI), London Bullion Market Association (LBMA), and Responsible Jewelry Council (RJC), to confirm the existence and verify the OECD conformance status of SORs identified during due diligence. We are many steps removed from the mining of conflict minerals. We do not purchase raw ore or unrefined conflict minerals, and we do not conduct any purchasing activities directly in the Covered Countries.

4.	Mitigation Steps Spectrum Has Taken or Will Take Since the End of Calendar Year 2023.

We undertook the following steps since the end of Calendar Year 2023 to mitigate the risk that our products may contain conflict minerals that benefit armed groups within the Covered Countries, including steps to improve our due diligence:

a.	Continued to enforce our Conflict Minerals Policy, which is embedded in our Code, and disseminate the Code to those suppliers who provide raw materials and components in Spectrum’s manufacturing operations and Spectrum’s contract manufacturers.
b.	Continued to enforce the process within Spectrum’s manufacturing operations/procurement function to notify new vendors of our conflict minerals policy within the Code.
c.	Published a copy of our current Form SD and this Conflict Minerals Report on our website at https://spectrumbrands.com/about-us/our-company/corporate-compliance-and-social-responsibility.html.
d.	Continued our supply chain due diligence with the assistance of our Provider, on the source and chain of custody of raw materials and components purchased for Spectrum’s manufacturing operations. Spectrum plans to continue to enhance supplier communication and training on conflict minerals. Spectrum values its supplier relationships, but if any supplier is at risk to or violates Spectrum’s Conflict Minerals Policy or its Code, Spectrum plans to require a corrective action plan from the supplier and move towards conflict free sourcing. Spectrum will not ban sourcing from the Covered Countries, but it seeks to procure materials from responsible sources in the region to assist legitimate, conflict-free businesses there.
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e.	Because of Spectrum’s size, the complexity of its products, and the depth, breadth and constant evolution of its supply chain, it is difficult to identify sub-tier suppliers downstream from its direct suppliers. Spectrum does not purchase products directly from any suppliers, smelters, refiners or mines in the Covered Countries and has no direct contractual relationships with smelters and refiners, as previously noted. Instead, it relies on its direct suppliers to gather and provide specific information about the source of conflict minerals contained in the components supplied to it. Spectrum’s direct suppliers are similarly reliant upon information provided by their suppliers. Therefore, the Provider’s assistance with unresponsive first tier suppliers will be valuable to continue to add transparency to the Spectrum supply chain. Our suppliers identified 134 smelters/refiners potentially in the Spectrum supply chain that our Provider’s database indicated as having valid smelter certification identification numbers. Additional investigation was undertaken to determine the source of and chain of custody of the regulated metals. The following internationally accepted audit standards were checked to determine the OECD conformance status of the SORs: the RMI Responsible Minerals Assurance Process (“RMAP”), the London Bullion Market Association Responsible Gold Guidance and the Responsible Jewelry Council Chain-of-Custody Standard. If the SOR was not certified by these internationally-recognized schemes, Provider attempted to contact the SOR to encourage their participation with the RMI’s RMAP or a cross-recognized program. Additionally, communications were sent to suppliers to encourage them to engage with smelters and refiners that have not been audited and encourage these smelters to undergo an independent third-party audit (e.g., RMAP or equivalent).
f.	Attached to this Conflict Minerals Report as Attachment A is a list of the 134 smelters with valid smelter certification numbers identified by our suppliers that provided product specific information; a list of the products covered by this Conflict Minerals Report; and a list of countries of origin associated with these smelters for the metals that are necessary to the production of our products. For the remainder of Spectrum’s Fiscal Year 2024, Spectrum plans to continue to emphasize to its suppliers the importance of sourcing responsibly and from conflict-free sources if the suppliers desire to retain Spectrum’s business

Pursuant to SEC rules and guidance, this Conflict Minerals Report was not subjected to an independent private sector audit.

Spectrum’s review of its Conflict Minerals Report for January 1, 2022 through December 31, 2022 (“Calendar Year 2022”) found that Spectrum had included African Gold Refinery among the smelters in its supply chain.  The inclusion of African Gold Refinery in Spectrum’s Conflict Minerals Report for Calendar Year 2022 was in error; Spectrum has not and does not knowingly source any conflict minerals from African Gold Refinery within its global supply chain.

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Attachment A

List of Products

The following products are more fully described in Spectrum Brands Holdings, Inc. Form 10-K, which may be found publicly on our website at: https://investor.spectrumbrands.com/sec-spectrum-brands-holdings-inc

•	Electric shavers and accessories
•	Grooming products and hair care appliances
•	Small household appliances
•	Personal care products
•	Hardware
•	Home improvement and plumbing products
•	Residential locksets
•	Builders’ hardware
•	Faucets
•	Herbicides
•	Insecticides and repellants
•	Specialty pet supplies
•	Household cleaning products
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List of Identified Smelters

Metal	Standard Smelter Name	Country Location	Smelter ID
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	MKS PAMP SA	SWITZERLAND	CID001352
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Gold	LS MnM Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Heraeus Germany GmbH Co. KG	GERMANY	CID000711
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Dowa	JAPAN	CID000401
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189

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Metal	Standard Smelter Name	Country Location	Smelter ID
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Precinox S.A.	SWITZERLAND	CID001498
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Yamakin Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Tantalum	TANIOBIS GmbH	GERMANY	CID002545
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	TANIOBIS Co., Ltd.	THAILAND	CID002544
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	CID002549
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	CID000616
Tantalum	AMG Brasil	BRAZIL	CID001076
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482
Tin	Alpha	UNITED STATES OF AMERICA	CID000292
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	CID002180

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Metal	Standard Smelter Name	Country Location	Smelter ID
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477
Tin	Thaisarco	THAILAND	CID001898
Tin	Minsur	PERU	CID001182
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	PT Bangka Serumpun	INDONESIA	CID003205
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	Dowa	JAPAN	CID000402
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Aurubis Beerse	BELGIUM	CID002773
Tin	Aurubis Berango	SPAIN	CID002774
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin	Fenix Metals	POLAND	CID000468
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	CID002513
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA	CID000769
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	Masan High-Tech Materials	VIET NAM	CID002543
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315

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Metal	Standard Smelter Name	Country Location	Smelter ID
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966

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